Exhibit 4(k)


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                               SECURITY AGREEMENT

                             Made as of May 15, 2003

                                     Between

                            OREGON DISTRIBUTION LTD.,

                                   as Grantor

                                       And

                      GENERAL ELECTRIC CAPITAL CANADA INC.

                     as Canadian Agent for Canadian Lenders


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                                TABLE OF CONTENTS

                                                                          PAGE



SECTION 1.     INTERPRETATION................................................1
      1.1   Terms Defined in PPSA............................................1
      1.2   Other Defined Terms..............................................2
      1.3   Terms Defined in Credit Agreement................................2

SECTION 2.     GRANT OF SECURITY.............................................2
      2.1   Grant of Security................................................2
      2.2   Exception Respecting Trademarks..................................4
      2.3   Exception to Last Day............................................4
      2.4   Liability for Deficiency.........................................4

SECTION 3.     AGENT'S AND CANADIAN LENDERS' RIGHTS:  LIMITATIONS ON
               AGENT'S AND CANADIAN LENDERS' OBLIGATIONS.....................4
      3.1   Continued Liability of Grantor under Licenses, etc...............4
      3.2   Notice to Account Debtors........................................4
      3.3   Verification of Accounts.........................................5

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF GRANTOR.....................5
      4.1   Representations and Warranties...................................5

SECTION 5.     COVENANTS OF THE GRANTOR......................................8
      5.1   Covenants........................................................8

SECTION 6.     REMEDIES.....................................................11
      6.1   Appointment of Receiver.........................................11
      6.2   Exercise of Rights by Canadian Agent............................12
      6.3   Taking Possession of Collateral.................................12
      6.4   Rights and Remedies under PPSA..................................12
      6.5   Co-operation of Grantor with respect to Taking Possession.......12
      6.6   Costs...........................................................13
      6.7   Notice of Sale..................................................13
      6.8   Grant of Licence to Use Intellectual Property Collateral........13
      6.9   Limitation on Canadian Agent's and Canadian Lenders' Duty in
            Respect of Collateral...........................................13
      6.10  Waiver by Grantor...............................................14
      6.11  Acknowledgement by Grantor......................................14

SECTION 7.     MISCELLANEOUS................................................15
      7.1   Extensions, etc.................................................15
      7.2   No Waiver.......................................................15
      7.3   Waiver of Protest...............................................15
      7.4   Assignment and Enurement........................................15
      7.5   Amendment.......................................................16
      7.6   Notices.........................................................16

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                                TABLE OF CONTENTS
                                  (continued)

                                                                          PAGE


      7.7   Remedies Cumulative.............................................16
      7.8   Headings........................................................16
      7.9   Reinstatement...................................................16
      7.10  Number and Gender...............................................16
      7.11  Limitation by Law; Severability.................................17
      7.12  Attachment......................................................17
      7.13  Amalgamation....................................................17
      7.14  Canadian Agent's Appointment as Attorney-In-Fact................17
      7.15  Termination of This Agreement...................................18
      7.16  Further Assurances..............................................18
      7.17  Governing Law...................................................18
      7.18  Counterparts....................................................18
      7.19  No Strict Construction..........................................18
      7.20  Advice of Counsel...............................................19
      7.21  Benefit of Canadian Agent and Canadian Lenders..................19

SECTION 8.     COPY OF AGREEMENT............................................19
      8.1   Copy............................................................19
      8.2   Waiver..........................................................19

SCHEDULE 4.1(4) - FINANCING STATEMENTS

SCHEDULE 4.1(5) - INSTRUMENTS AND CHATTEL PAPER

SCHEDULE 4.1(6) - LOCATIONS

SCHEDULE 4.1(10) - DESIGNS, PATENTS, TRADEMARKS AND COPYRIGHTS

EXHIBIT A - POWER OF ATTORNEY


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

                               SECURITY AGREEMENT

This Agreement is made as of  May 15, 2003, between


            OREGON DISTRIBUTION LTD., an Ontario corporation
            ("Grantor"),

                  and

            GENERAL ELECTRIC CAPITAL CANADA INC. a Canada corporation, individually and as agent (together with its successors and assigns, "CANADIAN AGENT") for itself and the financial institutions and other entities that are from time to time Canadian Lenders under the Credit Agreement (as hereinafter defined)

RECITALS

A. Pursuant to that certain Credit Agreement dated as of the date hereof by and among Blount, Inc., a Delaware corporation, Blount Canada Ltd., as Canadian Borrower (as defined in the Credit Agreement), the other Credit Parties (as defined in the Credit Agreement) signatory thereto, General Electric Capital Corporation, as Agent, the Canadian Agent, and the other Persons signatory thereto from time to time as Canadian Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"), US Lenders (as defined in the Credit Agreement) have agreed to make Loans (as defined in the Credit Agreement) to, and to incur Letter of Credit Obligations (as defined in the Credit Agreement) on behalf of, US Borrowers (as defined in the Credit Agreement), and Canadian Lenders (as defined in the Credit Agreement) have agreed to make Canadian Loans (as defined in the Credit Agreement) to Canadian Borrower.

B. In connection with the making of the Canadian Loans under the Credit Agreement, and as a condition precedent thereto, Canadian Lenders require that Grantor shall have executed and delivered this Agreement as security for all its obligations arising under, by virtue of or otherwise in connection with the Credit Agreement, this Agreement, the guarantee of even date executed by Grantor in favour of Canadian Agent ("GUARANTEE") or any of the other Loan Documents to which the Grantor is party.

FOR VALUE RECEIVED, the parties agree as follows:

SECTION 1.  INTERPRETATION

1.1   TERMS DEFINED IN PPSA

      The terms "Chattel Paper", "Document of Title", "Goods", "Instrument", "Intangible", "Security", "Proceeds", "inventory", "Accession", "Money", "Account", "financing statement" and "financing change statement" whenever used herein shall be interpreted in accordance with their respective meanings in the Personal Property Security Act (Ontario), as amended from time

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                                      -2-


to time, which Act, including amendments thereto and any Act substituted therefor and amendments thereto, is herein referred to as the "PPSA" unless expressly stated or provided otherwise herein. Any reference herein to "Collateral" shall, unless the context otherwise requires, be deemed a reference to "Collateral or any part thereof". The term "Proceeds", whenever used herein and interpreted as above, shall, by way of example, include trade-ins, equipment, Money, bank accounts, notes, Chattel Paper, Goods, contracts rights, Accounts and any other personal property or obligation received when such Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of or dealt with.

1.2   OTHER DEFINED TERMS

      Unless otherwise defined or stated, capitalized terms used herein have the following meanings:

(1) AGREEMENT means this agreement and all schedules attached hereto as the same may be amended, restated, supplemented and otherwise modified from time to time. All uses of the words "hereto", "herein", "hereof ", "hereby" and "hereunder" and similar expressions refer to this security agreement and not to any particular section or portion of it.

(2) CREDIT AGREEMENT has the meaning given to it in paragraph A of the Recitals.

(3)   COLLATERAL has the meaning given to it in Section .

(4)  INVENTORY has the meaning given to it in Section .

(5) OBLIGATIONS means the Grantor's Obligations (as defined in the Credit Agreement) including, without limitation, any and all indebtedness, liabilities and obligations, now or hereafter existing, direct or indirect, absolute or contingent, as principal or surety, of Grantor to Canadian Agent and Canadian Lenders or any of them arising under, by virtue of or otherwise in connection with this Agreement, the Credit Agreement, the Guarantee or any other Loan Document.

(6)   RECEIVER has the meaning given to it in Section .

(7)   SECURITY INTEREST has the meaning given to it in Section 2.1

1.3   TERMS DEFINED IN CREDIT AGREEMENT

      Other capitalized terms used herein and not otherwise defined have the meanings given to them in the Credit Agreement or in Annex "A" thereto.

SECTION 2.  GRANT OF SECURITY

2.1   GRANT OF SECURITY

      As continuing collateral security for the due payment and performance by Grantor of all of the Obligations, Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Canadian Agent, for its benefit and for the benefit of Canadian Lenders, and

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                                      -3-


grants to Canadian Agent, for its benefit and for the benefit of Canadian Lenders, a security interest (collectively, the "SECURITY INTEREST") in, all of its right, title and interest in, to and under all of Grantor's present and after acquired personal property and other assets, including, without limitation, in all Goods (including all parts, accessories, attachments, special tools, additions and accessions thereto), Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Money and Securities now owned or hereafter owned or acquired by or on behalf of Grantor (including such as may be returned to or repossessed by Grantor) and in all Proceeds and renewals thereof, accretions thereto and substitutions therefor and, further including, without limitation, all of the following now owned or hereafter owned or acquired by or on behalf of Grantor:

(1) all Accounts and book debts and generally all debts, dues, claims, choses in action and demands of every nature and kind howsoever arising or secured, including letters of credit and advices of credit, which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by Grantor ("DEBTS");

(2)   all Chattel Paper and Documents of Title;

(3) all inventory of whatever kind and wherever situate, including, for greater certainty, all raw materials, work in process or materials used or consumed or to be used or consumed in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies (collectively, "INVENTORY");

(4) all Equipment (other than Inventory) of whatever kind and wherever situate, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures, motor vehicles and other vehicles of whatsoever nature or kind;

(5)   all Intangibles;

(6)   all present and future contracts, contract rights and insurance claims;

(7)   all Intellectual Property;

(8)   all present and future Instruments;

(9)   all Money and Securities; and

(10) all deeds, documents, writings, papers, books of account and other books relating to or being records of any of the foregoing or by which such are or may hereafter be secured, evidenced, acknowledged or made payable.

The foregoing property is collectively referred to as the "COLLATERAL". In addition, to secure the prompt and complete payment, performance and observation of the Obligations, Grantor hereby grants to Canadian Agent, for its benefit and for the benefit of Canadian Lenders, a right of set-off against Collateral now or hereafter in the possession or custody of or in transit to Canadian Agent or any Canadian Lender for any purpose.

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                                      -4-



2.2   EXCEPTION RESPECTING TRADEMARKS

      Notwithstanding Section , Grantor's grant of security in trademarks (as defined in the Trademarks Act (Canada)) under this Agreement shall be limited to a grant by Grantor of a security interest in all of Grantor's right, title and interest in such trademarks.

2.3   EXCEPTION TO LAST DAY

      The Security Interest granted hereby shall not extend or apply to, and Collateral shall not include, the last day of the term of any lease or agreement therefor, but upon the enforcement of the Security Interest, Grantor shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

2.4   LIABILITY FOR DEFICIENCY

      If the Collateral is realized upon and the Security Interest in the Collateral is not sufficient to satisfy all Obligations, Grantor acknowledges and agrees that Grantor shall continue to be liable for any Obligations remaining outstanding and Canadian Agent shall be entitled to pursue full payment thereof.

SECTION 3. AGENT'S AND CANADIAN LENDERS' RIGHTS: LIMITATIONS ON AGENT'S AND CANADIAN LENDERS' OBLIGATIONS

3.1   CONTINUED LIABILITY OF GRANTOR UNDER LICENSES, ETC.

      It is expressly agreed by Grantor that, anything herein to the contrary notwithstanding, Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Canadian Agent nor any Canadian Lender shall have any obligation or liability under any Contract or License by reason of or arising out of this Agreement or the granting herein of a Security Interest therein or the receipt by Canadian Agent or any Canadian Lender of any payment relating to any Contract or License pursuant hereto. Neither Canadian Agent nor any Canadian Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contracts or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

3.2   NOTICE TO ACCOUNT DEBTORS

      Without in any way limiting the provisions of the Credit Agreement, Canadian Agent may, at any time after an Event of Default has occurred and is continuing (or if any rights of set-off (other than set-offs against an Account arising under the Contracts giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to Grantor, notify any Account Debtors and other Persons obligated on the Collateral that Canadian Agent has a security interest therein, and that payments shall be made directly to Canadian Agent for its benefit and the benefit of Canadian Lenders. Upon the request of

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                                      -5-


Canadian Agent in such circumstances, Grantor shall so notify such Account Debtors and other Persons obligated on the Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, Grantor shall not give any contrary instructions to such Account Debtor or other Person without Canadian Agent's prior written consent.

3.3   VERIFICATION OF ACCOUNTS

Canadian Agent may at any time, in Canadian Agent's own name, the name of a nominee of Canadian Agent or in the name of Grantor, communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts, obligors in respect of Instruments and obligors in respect of Chattel Paper to verify with such Persons, to Canadian Agent's satisfaction, the existence, amount, terms of and any other matter relating to any such Accounts, Contracts, Instruments or Chattel Paper, provided that; prior to any such communication Agent shall endeavor to notify Grantor of its intended communication (unless an Event of Default has occurred and is continuing). If a Default or Event of Default shall have occurred and be continuing, Grantor, at its own expense, shall cause the independent chartered accountants then engaged by such Grantor to prepare and deliver to Canadian Agent and each Canadian Lender at any time and from time to time promptly upon Canadian Agent's request the following reports with respect to Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Canadian Agent may request. Grantor, at its own expense, shall deliver to Canadian Agent the results of each physical verification, if any, which Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF GRANTOR

4.1   REPRESENTATIONS AND WARRANTIES

      Grantor represents and warrants that:

(1) Grantor's correct incorporated name is "Oregon Distribution Ltd." and there is no French language version of its incorporated name;

(2) Grantor is the sole owner of each item of the Collateral upon which it purports to grant a Security Interest hereunder, and has good and marketable title thereto free and clear of any and all Liens other than Permitted Encumbrances;

(3) no effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by Grantor in favour of Canadian Agent, pursuant to this Agreement or the other Loan Documents, and (ii) in connection with any other Permitted Encumbrances;

(4) this Agreement is effective to create a valid and continuing Security Interest on and, upon the filing of the appropriate financing statements listed on Schedule hereto, a perfected Security Interest in favour of Canadian Agent, for its benefit and the benefit of Canadian Lenders, on the Collateral with respect to which a security interest may be perfected by filing pursuant to the PPSA. Such Security Interest is prior to all other Liens, except Permitted

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                                      -6-



Encumbrances that would be prior to the Security Interest in favour of Canadian Agent for the benefit of Canadian Agent and Canadian Lenders as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from Grantor (other than purchasers or lessees of Inventory in the ordinary course of business). All action by Grantor necessary or desirable to protect and perfect such Security Interest on each item of the Collateral has been duly taken;

(5) Schedule hereto lists all Instruments and Chattel Paper of Grantor. Except as disclosed on Schedule 4.1(5), all action by Grantor necessary or desirable to protect and perfect the Security Interest of Canadian Agent on each item set forth on Schedule (including the delivery of all originals thereof to Canadian Agent and the legending of all Chattel Paper as required by Section hereof) has been duly taken. The Security Interest of Canadian Agent, for the benefit of Canadian Agent and Canadian Lenders, on the Collateral listed on Schedule hereto is prior to all other Liens, except Permitted Encumbrances that would be prior to the Security Interest in favour of Canadian Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from Grantor;

(6) Grantor's jurisdiction of incorporation, chief executive office, principal place of business, registered office according to its constating documents, corporate offices, all warehouses and premises where Collateral is stored or located, and the locations of all of its books and records concerning the Collateral and all Account Debtors are set forth on Schedule hereto;

(7) with respect to the Accounts of Grantor, except as specifically disclosed in the most recent Collateral Report delivered by Grantor to Canadian Agent, (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of Grantor's business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no set-offs, claims or disputes existing or asserted with respect thereto and Grantor has made no agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by Grantor in the ordinary course of its business for prompt payment and disclosed to Canadian Agent; (iii) to Grantor's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on Grantor's books and records and any invoices, statements and Collateral Reports delivered to Canadian Agent and Canadian Lenders with respect thereto; (iv) Grantor has no notice of proceedings or actions which are pending or threatened against any Account Debtor which might result in any adverse change in such Account Debtor's financial condition; and (v) Grantor has no knowledge that any Account Debtor is unable generally to pay its accounts as they become due. Further, with respect to the Accounts (x) the amounts shown on all invoices, statements and collateral reports which may be delivered to Canadian Agent with respect thereto are actually and absolutely owing to Grantor as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to the applicable Blocked Accounts in the name of Grantor or Canadian Agent as required pursuant to the terms of Annex C to the Credit Agreement; and (z) to Grantor's knowledge, all Account Debtors have the capacity to contract;

(8) all Inventory purchased by Grantor is purchased free and clear of any and all Liens and other adverse claims other than unpaid suppliers' rights to repossess goods under Section 81.1 of

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                                      -7-



the Bankruptcy and Insolvency Act (Canada) and such suppliers' substantially similar rights under the Civil Code of Quebec;

(9) with respect to any Inventory scheduled or listed on the most recent Collateral Report delivered by Grantor to Canadian Agent pursuant to the terms of this Agreement or the Credit Agreement, (i) such Inventory is located at one of Grantor's locations or the location of a customer of Grantor set forth on Schedule hereto, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Canadian Agent's prior consent and if Canadian Agent gives such consent, Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement, bailee, landlord and mortgagee agreements, (iii) the Grantor has good title to such Inventory and, subject to Section hereof, such property is not subject to any Lien or security interest or document whatsoever except for the Security Interest granted to Canadian Agent, for the benefit of Canadian Agent and Canadian Lenders, and except for Permitted Encumbrances, (iv) except as specifically disclosed in the most recent Collateral Report delivered by Grantor to Canadian Agent, such Inventory is Eligible Inventory, of good and merchantable quality, free from any defects, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name, industrial design or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any money to any third party upon such sale or other disposition, and (vi) except as disclosed in the most recent Collateral Report delivered to the Canadian Agent, the completion of manufacture, sale or other disposition of such Inventory by Canadian Agent, following an Event of Default, shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Grantor is a party or to which such property is subject;

(10) Grantor has no interest in, or title to, any Design, Patent, Trademark or Copyright except as set forth in Schedule hereto. This Agreement is effective to create a valid and continuing security interest on and, upon filing of this Agreement with the Canadian Intellectual Property Office and of the financing statement pursuant to the PPSA and listed on Schedule , perfected security interest in favour of Canadian Agent on Grantor's Designs, Patents, Trademarks and Copyrights, and such perfected security interest is enforceable as such as against any and all creditors of and purchasers from Grantor. Upon completion of the filings referred to in the immediately preceding sentence, all action necessary or desirable to protect and perfect Canadian Agent's Security Interest on Grantor's Designs, Patents, Trademarks or Copyrights shall have been duly taken; and

(11) This Agreement has been duly authorized, executed and delivered by Grantor and constitutes a legal, valid and binding obligation of Grantor enforceable against Grantor in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief and other equitable remedies are subject to the discretion of the court before which any proceeding therefor may be brought.

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                                      -8-


SECTION 5.  COVENANTS OF THE GRANTOR

5.1   COVENANTS

      Grantor covenants and agrees with Canadian Agent, for the benefit of Canadian Agent and Canadian Lenders, that from and after the date of this Agreement and until the Termination Date:

(1) LIMITATION ON LIENS ON COLLATERAL. Grantor will not create, permit or suffer to exist, and Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Canadian Agent and Canadian Lenders in and to any of Grantor's rights in respect of the Collateral against the claims and demands of all Persons whomsoever.

(2) LIMITATIONS ON DISPOSITION. Grantor will not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement.

(3) NOTICE TO CANADIAN AGENT. Grantor will advise Canadian Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

(4) NO ACCESSIONS. Grantor shall prevent Collateral, except for Collateral disposed of as permitted hereby or under the Credit Agreement, from being or becoming an Accession not covered by this Agreement.

(5) MAINTENANCE OF RECORDS. Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Grantor shall mark its books and records pertaining to the Collateral to evidence this Agreement and the Security Interests granted hereby. If Grantor retains possession of any Chattel Paper or Instrument with Canadian Agent's consent, such Chattel Paper and Instruments shall be marked with the following legend:
"This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Canada Inc., as Canadian Agent, for the benefit of Canadian Agent and certain Canadian Lenders."

(6) FURTHER ASSURANCES; PLEDGE OF INSTRUMENTS; CHATTEL PAPER. At any time and from time to time, upon the written request of Canadian Agent and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents (including deeds of hypothec with respect to Collateral located in the Province of Quebec) and take such further actions as Canadian Agent may deem desirable to obtain the full benefits of this Agreement and the other Loan Documents to which Grantor is a party and of the rights and powers herein and therein granted, including (i) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Canadian Agent of any License or Contract held by such Grantor or in which such Grantor has any rights not heretofore assigned, (ii) filing any financing or financing change

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                                      -9-



statements (or applicable similar instruments) under applicable law with respect to the Security Interest granted hereunder or any Liens granted under any other Loan Document to which Grantor is a party, (iii) unless Canadian Agent shall otherwise consent in writing (which consent may be revoked), delivering to Canadian Agent all Collateral consisting of negotiable Documents of Title, certificated Securities, Chattel Paper and Instruments (in each case, accompanied by share transfer powers, allonges or other instruments of transfer executed in blank) promptly after Grantor receives same; notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Grantor may retain for collection in the ordinary course of business all Chattel Paper or Instruments received by Grantor in the ordinary course of business,
(iv) Grantor shall, in accordance with the Credit Agreement, obtain or use its commercially reasonable efforts to obtain, waivers or subordinations of Liens from landlords and mortgagees and Grantor shall in all instances obtain signed acknowledgements of Canadian Agent's Liens from bailees having possession of any Grantor's Goods that they hold for the benefit of Canadian Agent, (v) in accordance with Annex C to the Credit Agreement, Grantor shall obtain a blocked account, lockbox or similar agreement with each bank or financial institution holding a Deposit Account for Grantor, and (vi) upon request by Canadian Agent, if Grantor is or becomes a beneficiary of a letter of credit, it shall promptly and, in any event, within two (2) Business Days after becoming a beneficiary, notify Canadian Agent thereof and, enter into a tri-party agreement with Canadian Agent and the issuer and/or confirmation bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Canadian Agent and directing all payments thereunder to the Canadian Collection Account. Grantor also hereby authorizes Canadian Agent, for the benefit of Canadian Agent and Canadian Lenders, to file any such financing statements or financing change statements (or applicable similar instruments) without the signature of Grantor to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than cheques and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Canadian Agent immediately upon Grantor's receipt thereof.

(7) INDEMNIFICATION. In any suit, proceeding or action brought by Canadian Agent or any Canadian Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, Grantor will save, indemnify and keep Canadian Agent and Canadian Lenders harmless from and against all expense (including reasonable legal fees and expenses), loss or damage suffered by reason of any defence, set-off, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favour of, such obligor or its successors from Grantor, except in the case of Canadian Agent or any Canadian Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or wilful misconduct of Canadian Agent or such Canadian Lender as finally determined by a court of competent jurisdiction. All such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Canadian Agent or any Canadian Lender. This indemnification provision shall survive the termination of this Agreement and the repayment of the Secured Obligations.

(8) COMPLIANCE WITH TERMS OF ACCOUNTS, ETC. In all material respects, Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(9)   INTELLECTUAL PROPERTY COLLATERAL.

      (a) Grantor shall notify Canadian Agent immediately if it knows or has reason to know that any application or registration relating to any of Grantor's Designs, Patents, Trademarks or Copyrights (now or hereafter existing) may become abandoned or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the Canadian Intellectual Property Office or the United States Patent and Trademark Office or the United States Copyright Office or any court) regarding Grantor's ownership of any Design, Patent, Trademark or Copyright, its rights to register the same, or to keep and maintain the same.

      (b) In no event shall Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Design, Patent, Trademark or Copyright with any Canadian Intellectual Property Office or the United States Patent and Trademark Office or the United States Copyright Office or any similar office or agency without giving Canadian Agent written notice thereof on or before the immediately following date with respect to which quarterly financial statements of Holdings are due pursuant to Annex E to the Credit Agreement, and, upon request of Canadian Agent, Grantor shall execute and deliver any and all intellectual property security agreements, as Canadian Agent may reasonably request to evidence Canadian Agent's Lien on such Design, Patent, Trademark or Copyright, and the Intangibles of Grantor relating thereto or represented thereby.

      (c) Grantor shall take all actions necessary or reasonably requested by Canadian Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of Grantor's Designs, Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits or declarations of use, affidavits of non-contestability and opposition and interference and cancellation proceedings.

      (d) In the event that any of Grantor's Design, Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, Grantor shall notify Canadian Agent promptly after Grantor learns thereof. Grantor shall, unless Grantor shall reasonably determine that such Design, Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, if such Grantor reasonably determines that such suit would have a reasonable probability of success, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Canadian Agent shall reasonably deem appropriate under the circumstances to protect such Design, Patent, Trademark or Copyright Collateral.

(10) FURTHER IDENTIFICATION OF COLLATERAL. Grantor will, if so requested by Canadian Agent, furnish to Canadian Agent, as often as Canadian Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Canadian Agent may reasonably request, all in such detail as Canadian Agent may specify. Grantor shall promptly, and in any event by the end of each fiscal quarter, notify Canadian Agent in writing upon acquiring any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

(11) CERTIFICATES OF STATUS. Not less frequently than once during each calendar quarter, Grantor shall, unless Canadian Agent shall otherwise consent, provide to Canadian Agent a certificate of compliance or status from its jurisdiction of incorporation.

(12) NO REINCORPORATION. Grantor shall provide Canadian Agent with at least thirty (30) days prior written notice of any change in the information contained in Schedule 4.1(6) hereto, as applicable to keep said Schedule 4.1(6) up to date and accurate. Without limiting the prohibitions on mergers or amalgamations involving Grantor contained in the Credit Agreement, Grantor shall not reincorporate, reorganize or continue itself under the laws of any jurisdiction outside the federal law of Canada without the prior written consent of Canadian Agent.

(13) AMENDMENTS NOT AUTHORIZED. Grantor acknowledges that it is not authorized to file any financing change statement with respect to any financing statement that has been filed in respect of any Collateral Document without the prior written consent of Canadian Agent.

(14) WITHHOLDING TAX. Without limiting any of Grantor's other obligations under any other Loan Document, and for greater certainty, Grantor agrees to pay and remit to the Canada Customs and Revenue Agency and any other applicable Governmental Authority when due all Canadian withholding taxes exigible in respect of any transfers from the Blocked Accounts (or any other accounts pledged in favour of the Canadian Agent) to any Collection Account. Upon request from Canadian Agent, Grantor shall provide to Canadian Agent the original or a certified copy of a receipt evidencing such payment or, if such taxes are not exigible on any such transfer, a reasonably detailed explanation (with reference to the type of intercompany transaction to which the transfer/payment relates) therefor.



SECTION 6.  REMEDIES

6.1   APPOINTMENT OF RECEIVER

      Upon the occurrence of and during the continuance of any Event of Default, Canadian Agent may appoint or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of Canadian Agent or not, to be an interim receiver, receiver or receivers (hereinafter called a "RECEIVER", which term when used herein shall include a receiver and manager) of Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her/its stead. Any such Receiver shall, so far as concerns responsibility for his/her/its acts, be deemed the agent of Grantor and not Canadian Agent or any of Canadian Lenders, and neither Canadian

Agent nor any of Canadian Lenders shall be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or his/her/its servants, agents or employees. Subject to the provisions of the instrument appointing him/her/it, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of Grantor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including Grantor, enter upon, use and occupy all premises owned or occupied by Grantor wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on Grantor's business or as security for loans or advances to enable the Receiver to carry on Grantor's business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by Canadian Agent, all Money received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and be paid over to Canadian Agent. Every such Receiver may, in the discretion of Canadian Agent, be vested with all or any of the rights and powers of Canadian Agent.

6.2   EXERCISE OF RIGHTS BY CANADIAN AGENT

      Upon and during the continuance of any Event of Default, Canadian Agent may, either directly or through its agents or nominees, exercise any or all of the powers and rights given to a Receiver by virtue of Section .

6.3   TAKING POSSESSION OF COLLATERAL

      Upon the occurrence and during the continuance of an Event of Default, Canadian Agent may take possession of, collect, demand, sue on, enforce, recover and receive Collateral and give valid and binding receipts and discharges therefor and in respect thereof and Canadian Agent also may sell, license, lease or otherwise dispose of Collateral in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as to Canadian Agent may seem reasonable and in compliance with applicable law.

6.4   RIGHTS AND REMEDIES UNDER PPSA

      In addition to those rights granted herein and in any other agreement now or hereafter in effect between Grantor and Canadian Agent and any Canadian Lender, and in addition to any other rights Canadian Agent or Canadian Lenders may have at law or in equity, Canadian Agent shall have, both before and after the occurrence of any Event of Default, all rights and remedies of a secured party under the PPSA. However, Canadian Agent shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease, license or otherwise dispose of Collateral or to institute any proceedings for such purposes. Furthermore, none of Canadian Agent or Canadian Lenders shall have any obligation to take any steps to preserve rights against prior parties to any Instrument or Chattel Paper, whether Collateral or proceeds and whether or not in Canadian Agent's or any Canadian Lender's possession, and shall not be liable or accountable for failure to do so.

6.5   CO-OPERATION OF GRANTOR WITH RESPECT TO TAKING POSSESSION

      Grantor acknowledges that, after and during the continuance of an Event of Default, Canadian Agent or any Receiver appointed by it may take possession of Collateral wherever it may be located and by any method permitted by law and Grantor agrees upon request from Canadian Agent or any such Receiver to assemble and deliver possession of Collateral at such place or places as directed.

6.6   COSTS

      Grantor agrees to be liable for and to pay all costs, charges and expenses reasonably incurred by Canadian Agent, any Canadian Lender or any Receiver appointed by Canadian Agent, whether directly or for services rendered (including reasonable legal and auditors' costs and expenses and Receiver remuneration), in operating Grantor's accounts, in preparing or enforcing this Agreement, taking and maintaining custody of, preserving, repairing, processing, preparing for disposition and disposing of Collateral and in enforcing or collecting indebtedness and all such costs, charges and expenses, together with any amounts owing as a result of any borrowing by Canadian Agent, any Canadian Lender or any Receiver appointed by Canadian Agent, as permitted hereby, shall be a first priority Security Interest on the proceeds of realization, collection or disposition of Collateral and shall be secured hereby.

6.7   NOTICE OF SALE

      The Canadian Agent will give Grantor such notice, if any, of the date, time and place of any public sale or of the date after which any private disposition of Collateral is to be made as may be required by the PPSA.

6.8   GRANT OF LICENCE TO USE INTELLECTUAL PROPERTY COLLATERAL

      For the purpose of enabling Canadian Agent to exercise rights and remedies under Section 6 hereof (including, without limiting the terms of Section 6 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Canadian Agent shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to Canadian Agent, for the benefit of Canadian Agent and Canadian Lenders, an irrevocable, non- exclusive licence (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

6.9 LIMITATION ON CANADIAN AGENT'S AND CANADIAN LENDERS' DUTY IN RESPECT OF COLLATERAL

      Canadian Agent and each Canadian Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Beyond the safe custody thereof, neither Canadian Agent nor any Canadian Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Canadian Agent or such Canadian Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

6.10  WAIVER BY GRANTOR

      To the maximum extent permitted by applicable law, Grantor waives all claims, damages and demands against Canadian Agent or any Canadian Lender or any Receiver appointed by Canadian Agent arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or wilful misconduct of Canadian Agent or any Canadian Lender or any Receiver appointed by Canadian Agent as finally determined by a court of competent jurisdiction.

6.11  ACKNOWLEDGEMENT BY GRANTOR

      To the extent that applicable law imposes duties on Canadian Agent to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is not commercially unreasonable for Canadian Agent (i) to fail to incur expenses reasonably deemed significant by Canadian Agent to prepare the Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to the Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of the Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on the Collateral or to remove Liens on or any adverse claims against the Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business of Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of the Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Canadian Agent and Canadian Lenders against risks of loss, collection or disposition of the Collateral or to provide to Canadian Agent and Canadian Lenders a guaranteed return from the collection or disposition of the Collateral, or (xii) to the extent deemed appropriate by Canadian Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Canadian Agent in the collection or disposition of any of the Collateral. Grantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Canadian Agent would not be commercially unreasonable in the Canadian Agent's exercise of remedies against the Collateral and that other actions or omissions by Canadian Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.11. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Grantor or to impose duties on Canadian Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 6.11.

SECTION 7.  MISCELLANEOUS

7.1   EXTENSIONS, ETC.

      Canadian Agent may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges and otherwise deal with Grantor, debtors of Grantor, any other Credit Party, sureties and others and with Collateral and other security as Canadian Agent may see fit without prejudice to the liability of Grantor or Canadian Agent's right to hold and realize the Security Interest. Furthermore, without limiting any other provision hereof, after and during the continuance of an Event of Default, Canadian Agent may demand, collect and sue on Collateral in either Grantor's or Canadian Agent's name, at Canadian Agent's option, and may endorse Grantor's name on any and all cheques, commercial paper, and any other Instruments pertaining to or constituting Collateral. Nothing herein contained shall in any way obligate Canadian Agent to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute Obligations.

7.2   NO WAIVER

      No delay or omission by Canadian Agent in exercising any right or remedy hereunder or with respect to any of the Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Furthermore, Canadian Agent may remedy any default by Grantor hereunder or with respect to any Obligations in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Grantor. All rights and remedies of Canadian Agent granted or recognized herein are cumulative and may be exercised at any time and from time to time independently or in combination.

7.3   WAIVER OF PROTEST

      Grantor waives protest of any Instrument constituting Collateral at any time held by Canadian Agent on which Grantor is in any way liable and, subject to Section hereof, notice of any other action taken by Canadian Agent, each to the extent permitted by applicable law.

7.4   ASSIGNMENT AND ENUREMENT

      This Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor (including any debtor-in-possession on behalf of Grantor) and shall, together with the rights and remedies of Canadian Agent, for the benefit of Canadian Agent and Canadian Lenders, hereunder, enure to the benefit of Canadian Agent and Canadian Lenders, all future holders of any instrument evidencing any of the obligations of any other Credit Party and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the obligations of any other Credit Party or any portion thereof or interest therein shall in any manner affect the Security Interest granted to Canadian Agent, for the benefit of Canadian Agent and Canadian Lenders, hereunder. Grantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement.

7.5   AMENDMENT

      Save for any schedules which may be added hereto pursuant to the provisions hereof, no modification, variation or amendment of any provision of this Agreement shall be made except by a written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.

7.6   NOTICES

      Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon one party by the other party, or whenever one party desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be validly served, given or delivered if served, given or delivered in accordance with the Credit Agreement.

7.7   REMEDIES CUMULATIVE

      This Agreement and the security afforded hereby is in addition to and not in substitution for any other security now or hereafter held by Canadian Agent and is intended to be a continuing security agreement and shall remain in full force and effect until all Obligations and any extensions or renewals thereof together with interest accruing thereon shall be paid in full.

7.8   HEADINGS

      The headings used in this Agreement are for convenience only and are not to be considered a part of this Agreement and do not in any way limit or amplify the terms and provisions of this Agreement.

7.9   REINSTATEMENT

      This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee or similar Person be appointed for all or any significant part of Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.10  NUMBER AND GENDER

      When the context so requires, the singular number shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.

7.11  LIMITATION BY LAW; SEVERABILITY

      All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law. In the event any provisions of this Agreement, as amended from time to time, shall be deemed invalid or void, in whole or in part, by any Court of competent jurisdiction, the remaining terms and provisions of this Agreement shall remain in full force and effect.

7.12  ATTACHMENT

      The Security Interest created hereby is intended to attach when this Agreement is signed by Grantor and delivered to Canadian Agent.

7.13  AMALGAMATION

      Grantor acknowledges and agrees that, in the event it amalgamates with any other company or companies, it is the intention of the parties hereto that the term "Grantor", when used herein, shall apply to each of the amalgamating companies and to the amalgamated company, such that the Security Interest granted hereby:

(1) shall extend to "Collateral" (as that term is herein defined) owned by each of the amalgamating companies and the amalgamated company at the time of amalgamation and to any "Collateral" thereafter owned or acquired by the amalgamated company, and

(2) shall secure all "Obligations" (as that term is herein defined) of each of the amalgamating companies and the amalgamated company to Canadian Agent and Canadian Lenders at the time of amalgamation and all "Obligations" of the amalgamated company to Canadian Agent and Canadian Lenders thereafter arising. The Security Interest shall attach to all "Collateral" owned by each company amalgamating with Grantor, and by the amalgamated company, at the time of the amalgamation, and shall attach to all "Collateral" thereafter owned or acquired by the amalgamated company when such becomes owned or is acquired.

7.14  CANADIAN AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT

On the Closing Date, Grantor shall execute and deliver to Canadian Agent a power of attorney (the "POWER OF ATTORNEY") substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Canadian Agent, for the benefit of Canadian Agent and Canadian Lenders, under the Power of Attorney are solely to protect Canadian Agent's interests (for the benefit of Canadian Agent and Canadian Lenders) in the Collateral and shall not impose any duty upon Canadian Agent or any Canadian Lender to exercise any such powers. Canadian Agent agrees that (a) it shall not exercise any power of attorney or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Canadian Agent shall account for any money received by Canadian Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Canadian Agent or Canadian Lenders shall have any duty as to any Collateral, and Canadian Agent and Canadian Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF AGENT, CANADIAN LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7.15  TERMINATION OF THIS AGREEMENT

      Subject to Section hereof, this Agreement shall terminate upon the Termination Date.

7.16  FURTHER ASSURANCES

      Grantor hereby authorizes Canadian Agent to file such financing statements, financing change statements and other documents and do such acts, matters and things (including completing and adding schedules hereto identifying Collateral or any Permitted Encumbrances affecting Collateral or identifying the locations at which Grantor's business is carried on and Collateral and records relating thereto are situate) as Canadian Agent may reasonably deem appropriate to perfect on an ongoing basis and continue the Security Interest, to protect and preserve Collateral and, following an Event of Default, to realize upon the Security Interest.

7.17  GOVERNING LAW

      This Agreement and the transactions evidenced hereby shall be governed by and construed in accordance with the laws of the province of Ontario and the federal laws of Canada applicable therein, as the same may from time to time be in effect, including, where applicable, the PPSA.

7.18  COUNTERPARTS

      This Agreement may be executed in any number of counterparts which shall, collectively and separately constitute one agreement.

7.19  NO STRICT CONSTRUCTION

      The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favouring or disfavouring any party by virtue of the authorship of any provisions of this Agreement.

7.20  ADVICE OF COUNSEL

      Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

7.21  BENEFIT OF CANADIAN AGENT AND CANADIAN LENDERS

      All Liens granted or contemplated hereby shall be for the benefit of Canadian Agent and Canadian Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

SECTION 8.  COPY OF AGREEMENT

8.1   COPY

      Grantor hereby acknowledges receipt of a copy of this Agreement.

8.2   WAIVER

      To the extent permitted by applicable law, Grantor waives Grantor's right to receive a copy of any financing statement or financing change statement registered by Canadian Agent, or of any verification statement with respect to any financing statement or financing change statement registered by Canadian Agent.

                           [INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.



                                                OREGON DISTRIBUTION LTD.



                                                By:                        c/s
                                                   -----------------------------
                                                   Name:  Calvin E. Jenness
                                                   Title: Treasurer


                                                GENERAL ELECTRIC CAPITAL
                                                CANADA INC., AS CANADIAN AGENT



                                                By:                        c/s
                                                   -----------------------------
                                                   Name:
                                                   Title:

                          EXHIBIT A - POWER OF ATTORNEY

This Power of Attorney is executed and delivered by Oregon Distribution Ltd., an Ontario corporation ("GRANTOR"), to General Electric Capital Canada Inc., a Canada corporation (hereinafter referred to as "Attorney"), as Canadian Agent for the benefit of Canadian Agent and Canadian Lenders, under a Security Agreement, dated as of May 15, 2003, and other related documents (the "LOAN DOCUMENTS"). No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfilment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or cancelled by Grantor without Attorney's written consent. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Security Agreement.

      Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following: (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests or other encumbrances levied or placed on or threatened against Grantor or its property;
(d) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such money due to Grantor whenever payable and to enforce any other right in respect of Grantor's property; (f) cause the certified charted accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney's request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory, (g) communicate in its own name with any party to any Contracts with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts and other matters relating thereto; and (h) execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney's option and Grantor's expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor's property or assets and Attorney's Security Interest thereon, all as fully and effectively as Grantor might do. Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

      THIS POWER OF ATTORNEY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT PROVINCE.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor pursuant to the authority of its board of directors this _________ day of May, 2003.


                                        OREGON DISTRIBUTION LTD.


                                        By: ____________________________________
                                            Name:  Calvin E. Jenness
                                            Title: Treasurer